UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2006
Valero L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16417 (Commission File Number)	74-2956831 (I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas (Address of principal executive offices)	78249 (Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Non-Compete Agreement. On July 19, 2006, Valero L.P. (the “Partnership”) entered into a Non-Compete Agreement with Valero GP Holdings, LLC, Riverwalk Logistics, L.P., and Valero GP, LLC (the “Non-Compete Agreement”). The Non-Compete Agreement will not be effective until Valero GP Holdings, LLC is no longer subject to the Amended and Restated Omnibus Agreement, as described under Item 1.01 of the Partnership’s Form 8-K (File No. 1-16417) filed with the Securities and Exchange Commission on April 5, 2006. Valero GP Holdings, LLC will have a right of first refusal with respect to the potential acquisition of general partner and other equity interests in publicly traded partnerships under common ownership with the general partner interest. The Partnership will have a right of first refusal with respect to the potential acquisition of assets that relate to the transportation, storage or terminalling of crude oil, feedstocks or refined petroleum products (including petrochemicals) in the United States and internationally. With respect to any other business opportunities, neither the Partnership nor Valero GP Holdings, LLC are prohibited from engaging in any business, even if the Partnership and Valero GP Holdings, LLC would have a conflict of interest with respect to such other business opportunity. Valero GP, LLC’s conflicts committee has approved the terms of the Non-Compete Agreement. A copy of the Non-Compete Agreement is filed as Exhibit 10.01 to this Form 8-K and is incorporated herein by reference.
     Administration Agreement. On July 19, 2006, in connection with the initial public offering of Valero GP Holdings, LLC (“Valero GP Holdings”), Valero GP, LLC, the general partner of the general partner of the Partnership, entered into an Administration Agreement with Valero GP Holdings (the “Administration Agreement”). The Administration Agreement provides, among other things, that all of Valero GP Holdings’ employees will be employees of Valero GP, LLC, and Valero GP, LLC will provide all executive management, accounting, legal, cash management, corporate finance and other administrative services to Valero GP Holdings.
     Valero GP Holdings will pay to Valero GP, LLC annual charges under the Administration Agreement of $500,000. This amount will be increased annually to reflect Valero GP, LLC’s annual merit increases. Any other adjustments to the annual fee, such as adjustments to reflect changes in the levels of service provided to Valero GP Holdings or Valero GP, LLC’s actual payroll cost, are subject to the approval of Valero GP, LLC’s conflicts committee. Valero GP Holdings will also reimburse Valero GP, LLC for all direct public company costs and any other direct costs, such as outside legal and accounting fees, that Valero GP, LLC incurs while providing services to the Valero GP Holdings pursuant to the Administration Agreement.
     The Administration Agreement will terminate on December 31, 2011, with automatic two year renewals unless terminated by either party on six months’ written notice. Valero GP Holdings may cancel or reduce the services provided by Valero GP, LLC under the Administration Agreement on 60 days’ written notice. The Administration Agreement will terminate upon a change of control of either Valero GP Holdings or Valero GP, LLC. Valero GP, LLC’s conflicts committee has approved the terms of the Administration Agreement. A copy of the Administration Agreement is filed as Exhibit 10.02 to this Form 8-K and is incorporated herein by reference.
     Relationships. Valero GP Holdings, LLC manages the Partnership through its ownership of Valero GP, LLC, and Riverwalk Holdings, LLC, which own Riverwalk Logistics, L.P., the general partner of the Partnership. Valero GP Holdings, LLC’s officers are also officers of Valero GP, LLC. As described above, each of Valero L.P., Riverwalk Logistics, L.P. and Valero GP, LLC are parties to the Non-Compete Agreement. Valero GP Holdings, LLC’s Chairman, William E. Greehey, is also the Chairman of Valero GP, LLC. The board of Valero GP, LLC is responsible for overseeing Valero GP, LLC’s role as the owner of the general partner of the Partnership and Valero GP Holdings, LLC, as the sole owner of Valero GP, LLC, must also approve matters that have or would reasonably be expected to have a material effect on Valero GP Holdings, LLC’s interest as the sole indirect owner of Valero GP, LLC. Valero GP Holdings, LLC also has exclusive authority over the business and affairs of Valero GP, LLC other than its role as the owner of the general partner of the Partnership.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

Exhibit 10.01	Non-Compete Agreement between Valero GP Holdings, LLC, Valero L.P., Riverwalk Logistics, L.P. and Valero GP, LLC; effective as of July 19, 2006 (Incorporated by reference from Exhibit 10.03 of Form 8-K of Valero GP Holdings, LLC filed July 25, 2006 (File No. 001-32940)).

Exhibit 10.02	Administration Agreement between Valero GP Holdings, LLC and Valero GP, LLC; effective as of July 19, 2006 (Incorporated by reference from Exhibit 10.02 of Form 8-K of Valero GP Holdings, LLC filed July 25, 2006 (File No. 001-32940)).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	Valero GP, LLC
its general partner

Date: July 25, 2006	By:	/s/ Bradley C. Barron

	Name:	Bradley C. Barron
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.01	Non-Compete Agreement between Valero GP Holdings, LLC, Valero L.P., Riverwalk Logistics, L.P. and Valero GP, LLC; effective as of July 19, 2006 (Incorporated by reference from Exhibit 10.03 of Form 8-K of Valero GP Holdings, LLC filed July 25, 2006 (File No. 001-32940)).

Exhibit 10.02	Administration Agreement between Valero GP Holdings, LLC and Valero GP, LLC; effective as of July 19, 2006 (Incorporated by reference from Exhibit 10.02 of Form 8-K of Valero GP Holdings, LLC filed July 25, 2006 (File No. 001-32940)).